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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report August 11, 1997
                       ---------------------------------
                       (Date of earliest event reported)

                         NeXstar Pharmaceuticals, Inc.
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             (Exact name of registrant as specified in its charter)

     Delaware                       0-23012                  84-1173453
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  (State or other               (Commission File            (IRS Employer
   jurisdiction of                  Number)                Identification No.)
   incorporation)

2860 Wilderness Place            Boulder, CO                    8030l
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(Address of principal executive offices)                     (Zip Code)


Registrant's Telephone Number, including area code:        (303) 444-5893
                                                   ----------------------------

                                       NA
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ITEM 5.   OTHER EVENTS

     On August 11, 1997, the Company and The Liposome Company ("TLC") reached a settlement in which the two companies agreed to dismiss all legal proceedings involving TLC's reexamined U.S. Patent No. 4,880,635 (the "TLC '635 Patent") and U.S. Patent No. 5,578,320 (the "TLC '320 Patent") and their European counterparts. The legal proceedings related to whether AmBisome, the Company's lipsomal formulation of amphotericin B, infringed TLC's patents because of the manner in which it is freeze dried (lyophilized). In the settlement agreement between the parties (the "Settlement Agreement"), TLC granted the Company immunity from suit in connection with the worldwide production and sales of AmBisome and a worldwide right to use the TLC '635 Patent and the TLC '320 Patent. Under the terms of the settlement agreement, the Company is required to make an initial payment to TLC and future payments based on AmBisome sales. Because the payments are subject to certain minimum and maximum payments, the Company will record a one-time accounting charge in the third quarter of 1997 of $11.5 million, of which $9.7 million represents the net present value of all future minimum payments required to be made by it and $1.75 million represents a cash payment in the third quarter of 1997. The Company does not expect the difference between the annual minimum and maximum payments to be material.




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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NeXstar Pharmaceuticals, Inc.



                                        By: /s/ Patrick J. Mahaffy
                                            -----------------------------------
                                            Patrick J. Mahaffy
                                            President


                             Dated: August 11, 1997